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                                                                    EXHIBIT 10.D

ALPHA INDUSTRIES EXECUTIVE COMPENSATION PLAN

ARTICLE 1. - INTRODUCTION

1.1. PURPOSE OF PLAN

The Employer has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of designated percentages or amounts of their Compensation and to provide a means for certain other deferrals of compensation.

1.2. STATUS OF PLAN

The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). To the extent possible, it shall be interpreted and administered in a manner consistent with that intent.

ARTICLE 2. - DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1. ACCOUNT means, for each Participant, the account established for his or her benefit under Section 5.1.

2.2. ADDITIONAL EMPLOYER CONTRIBUTION means a discretionary contribution made by The Employer, as described in Section 4.2.

2.3. CHANGE OF CONTROL means (a) the purchase or other acquisition in one or more transactions other than from the Employer, by any individual, entity or group of persons, within the meaning of section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 of Securities Exchange Act of 1934) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Employer's then outstanding voting securities entitled to vote generally, or (b) the approval by the stockholders of the employer of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Employer immediately prior to such reorganization, merger or consolidation do not immediately thereafter own more than 50 percent of the combined voting power of the reorganized, merged or consolidated Employer's then outstanding securities that are entitled to vote generally in the election of directors or (c) the sale of substantially all of the Employer's assets.

2.4. CODE means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.5. COMPENSATION with regard to Participant means his or her wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer or an Affiliate to the extent that the amounts are includable in gross income, including,

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but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances, but only to the extent that such amounts are included in income, and not including those items excludable from the definition of compensation under Treas. Reg., Section 1.415-2(d)(3), or any successor or replacement provision.

2.6. COMPENSATION COMMITTEE means the Board of Directors or such person or persons as may be designated by the Board of Directors to serve as the Compensation Committee hereunder.

2.7. EFFECTIVE DATE means January 1, 1995.

2.8. ELECTION FORM means the participation election form as approved and prescribed by the Plan Administrator.

2.9. ELECTIVE DEFERRAL means the portion of Compensation which is deferred by a Participant under Section 4.1.

2.10. ELIGIBLE EMPLOYEE means, on the Effective Date or on any Entry Date thereafter, each key employee of the Employer selected by the Compensation Committee.

2.11. EMPLOYER means Alpha Industries, Inc., located at 20 Sylvan Rd., Woburn, MA 01801, any successor to all or a major portion of the Employer's assets or business which assumes the obligations of the Employer, and each other entity that is affiliated with the Employer which adopts the Plan with the consent of the Employer.

2.12. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.13. INSOLVENT means either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.14. PARTICIPANT means any individual who participates in the Plan in accordance with Article 3.

2.15. PLAN means this Plan as it may be amended from time to time.

2.16. PLAN ADMINISTRATOR means the Employer, or such person as the Employer designates, from time to time, in a writing attached to this Plan.

2.17. PLAN YEAR means the calendar year.

2.18. RETIREMENT AGE means 55 years of age.

2.19. TOTAL AND PERMANENT DISABILITY means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator.

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2.20. TRUST means the trust established by the Employer that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

2.21. TRUST AGREEMENT means the agreement between the Employer and the Trustee establishing the Trust.

2.22. TRUSTEE means the trustee or trustees under the Trust.

2.23. YEAR OF SERVICE means a computation period and service requirement that may be established by the Employer with notice to the Participants.

ARTICLE 3. - PARTICIPATION

3.1. COMMENCEMENT OF PARTICIPATION

Any individual who elects to defer part of his or her compensation in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferrals commence in accordance with Section 4.1.

Any individual who is not already a Participant and whose Account is credited with an Additional Employer Contribution shall become a Participant as of the date such amount is credited.

3.2. CONTINUED PARTICIPATION

A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

ARTICLE 4. - ELECTIVE AND ADDITIONAL EMPLOYER CONTRIBUTIONS

4.1. ELECTIVE DEFERRALS

An individual who is an Eligible Employee on the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the Effective Date, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator pay permit, which are payable to the Participant after the date on which the individual files the Election Form. Any individual who becomes an Eligible Employee after the Effective Date may, be completing an Election Form and filing it with the Plan Administrator within 30 days following the date on which the Plan Administrator gives such individual written notice that the individual is an Eligible Employee, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, which are payable to the Participant after the date on which the individual files the Election Form. Any eligible Employee who has not otherwise initially elected to defer compensation in accordance with this paragraph 4.1 may elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, commencing with compensation paid in the next succeeding Plan Year, by completing an Election Form prior to the first day of such succeeding Plan Year. In addition, a Participant may defer all or part of the amount of any elective deferral or matching contribution made on his or her behalf to the Employer's 401(i) plan for the prior Plan Year but treated as an excess deferral, an excess contribution or otherwise limited by the application of the limitations of sections 401(k), 401(m), 415 or 402(q) of the code, so long as the Participant so indicates on an Election Form. A Participant's Compensation shall be reduced in accordance with the Participant's election hereunder and amounts deferred hereunder shall be paid by the

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employer to the trust as soon as administratively feasible and credited to the
Participant's Account as of the date the amounts are received by the Trustee.

An election to defer a percentage or dollar amount of Compensation for any Plan Year shall apply for subsequent Plan Years unless changed or revoked. A Participant may change or revoke his or her deferral election as of the first day of any Plan Year by giving written notice to the Plan Administrator before such first day (or any such earlier date as the Plan Administrator may prescribe).

4.2. ADDITIONAL EMPLOYER CONTRIBUTIONS

The Employer may, in its sole discretion, make Additional Employer Contributions to the account of Eligible Employees on such terms as the Employer shall specify at the time it makes the contribution. To the extent that they conflict with the provisions of this Plan, the terms specified by the Employer shall supersede any other provision of this Plan with regard to such Additional Employer Contributions, and earnings or losses with respect thereto. If the Employer does not specify a method of distribution, the Additional Employer Contribution shall be distributed in a manner consistent with the election last made by the particular Participant prior to the year in which the Additional Employer Contribution is made. The Employer, in its discretion, may permit the Participant to designate a distribution schedule for a particular Additional Employer Contribution provided that such designation is made prior to the time that the Employer finally determines that the Participant will receive the Additional Employer Contribution.

ARTICLE 5. - ACCOUNTS

5.1. ACCOUNTS

The Plan Administrator shall establish an Account for each participant reflecting Elective Deferrals, and Additional Employer Contributions, if any, made for the Participant's benefit together with any adjustments for income, gain or loss and any payments from the Account. In its discretion, the Plan Administrator may solicit recommended investments from each Participant and may maintain records of the income, gain or loss attributable to the Participant's account in accordance with the performance of such recommended investments or such other investments as the Plan Administrator may select. In its discretion, the Plan Administrator may cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant's Account. The Plan Administrator shall establish sub-accounts for each Participant that has more than one election in effect under Section 7 and such other subaccounts as are necessary for the proper administration of the Plan. As of the last business day of each calendar quarter, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

5.2. INVESTMENTS

So long as the Employer is not insolvent, and subject to the provisions of the Trust Agreement, the assets of the Trust shall be invested in such investments as the Company shall determine. In the Company's discretion, it may designate one or more agents in writing to the Trustee, which agents may be designated with respect to all or a portion of the assets held by the Trustee for the purpose of making such investments.

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ARTICLE 6. - VESTING

Subject to the provisions of Section 10.1, a Participant shall have a vested right to all Elective Deferrals and all income and gain attributable thereto, reduced by losses, if any, as are credited to his or her Account. If the Employer chooses to make Additional Employer Contributions, then each Participant's right to the portion of his or her Account attributable to Additional Employer Contributions and income and gain attributable thereto, reduced by losses, if any, shall be in accordance with terms determined by the Employer and provided to the Participant.

ARTICLE 7. - PAYMENTS

7.1. ELECTION AS TO TIME AND FORM OF PAYMENT

A Participant shall elect (on the election Form used to elect to defer Compensation under Section 4.1) the date at which the Elective Deferrals and vested Additional Employer Contributions, if any, including any earnings attributable thereto, reduced by losses, if any, will be paid to the Participant. The Participant shall also elect thereon for payment to be paid in either:

      a.    a single lump-sum payment; or

      b. annual installments over a period elected by the Participant up to 10 years, the amount of each annual installment to equal the then balance of all of the Participant's Account attributable to Elective Deferrals and any earnings attributable thereto, reduced by losses, if any, and the vested portion of any Additional Employer Contributions and earnings attributable thereto, reduced by losses, if any, as determined immediately prior to the payment of the installment, and divided by the number of installments then remaining to be paid.

Each such election will be effective for the Plan Year for which it is made and succeeding Plan Years, unless changed by the Participant. Except as explicitly provided herein, any change will be effective only for Elective Deferrals and Additional Employer Contributions made for the first Plan Year beginning after the date on which the Election Form containing the change is filed with the Plan Administrator. Notwithstanding the preceding sentence, the payments due in any calendar year pursuant to this Section 7.1 shall be paid in the first full calendar month immediately following the actual date that the Participant ceases being an employee of the Employer, or the twelve month period commencing in that month, rather than the month or year originally selected, if the Participant makes an election in such form as the Plan Administrator may require, and the election is filed with the Plan Administrator prior to the calendar year in which the payment otherwise would have been made. Except as provided in Sections 7.2, 7.3, 7.4 or 7.5, or any schedule provided by the Employer to the Participant for Additional Employer Contributions and income or gain attributable thereto, reduced by losses, if any, payment of a Participant's Account shall be made in accordance with the Participant's elections as provided in this Section 7.1.

7.2. CHANGE OF CONTROL

Unless (i) the Board of Directors of the Employer shall vote to continue this Plan on substantially the same terms not later than 60 days after a Change in Control and send notice of such vote to each Participant, then (ii) as soon as possible following a Change of Control of Employer, each Participant shall be

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paid all of the Participant's Account attributable to Elective Deferrals and any earnings attributable thereto, reduced by losses, if any, and all of any Additional Employer Contributions and earnings attributable thereto, reduced by losses, if any, (whether or not considered vested for any other purpose hereunder) in a single lump sum.

7.3. TERMINATION OF EMPLOYMENT; TOTAL AND PERMANENT

      DISABILITY

Except as provided in Section 7.2, upon termination of a Participant's employment prior to the Retirement Age, for any reason other than death or Permanent and Total Disability, all of the Participant's Account attributable to Elective Deferrals and any earnings attributable thereto, reduced by losses, if any, and the vested portion of any Additional Employer Contributions and earnings attributable thereto, reduced by losses, if any, shall be paid to the Participant in a single lump sum as soon as practicable following the date of such termination. If a Participant suffers permanent and total disability, whether or not employed by the Employer at that time, the Plan Administrator, in its sole discretion, may pay out all of the Participant's Account attributable to Elective Deferrals and any earnings attributable thereto, reduced by losses, if any, and the vested portion of any Additional Employer Contributions and earnings attributable thereto, reduced by losses, if any, in a lump sum, or in annual installments, regardless of any election made by the Participant and regardless of whether payments have already commenced under Section 7.1.

7.4. DEATH

If a Participant dies prior to the complete distribution of his or her Account, all of the Participant's Account attributable to Elective Deferrals and any earnings attributable thereto, reduced by losses, if any, and the vested portion of any Additional Employer Contributions and earnings attributable thereto, reduced by losses, if any, shall be paid as soon as practicable to the Participant's designated beneficiary or beneficiaries, in the form elected by the Participant under either of the following options:

      a.    a single lump-sum payment; or

      b. annual installments over a period elected by the Participant up to 10 years, the amount of each annual installment to equal the then balance of all of the Participant's Account attributable to Elective Deferrals and any earnings attributable thereto, reduced by losses if any, and the vested portion of any Additional Employer Contributions and earnings attributable thereto, reduced by losses, if any, as determined immediately prior to the payment of the installment, and divided by the number of installments then remaining to be paid.

Any designation of beneficiary and form of payment to such beneficiary shall be made by the Participant on an Election form filed with the Plan Administrator and may be changed by the participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse, or, if none, to his or her issue per stripes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant's estate.

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7.5. UNFORESEEN EMERGENCY

If a Participant suffers an unforeseen emergency, as defined herein, the Plan Administrator, in its sole discretion, may pay to the Participant up to and including the total of that portion, if any, of all of the Participant's Account attributable to Elective Deferrals and any earnings attributable thereto, reduced by losses, if any, and the vested portion of any Additional Employer Contributions and earnings attributable thereto, reduced by losses, if any. The determination of the amount to be paid shall equal that amount which the Plan Administrator determines, in its sole discretion, is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Plan Administrator and shall provide such additional information as the Plan

Administrator may require. For purposes of this paragraph, "unforeseen emergency" means an immediate and heavy financial need resulting from any of the following:

      a. expenses which are not covered by insurance and which the Participant or his or her spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care;

      b. the need to prevent eviction of a Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

      c. any other circumstance that is determined by the Plan Administrator in its sole discretion to constitute an unforeseen emergency which is not covered by insurance and which cannot reasonably be relieved by the liquidation of the Participant's assets.

7.6. FORFEITURE OF NON-VESTED AMOUNTS

Any amounts credited to a Participant's Account which are attributable to the non-vested portion of any Additional Employer Contributions, and earnings attributable thereto, reduced by losses, if any, not vested at the time payments are commenced pursuant to Sections 7.1, 7.3 or 7.4, shall be forfeited by the Participant at the time payment begins under such Sections, and may be applied by the Company as it sees fit, which may include satisfying the Employer's obligation to make contributions to the Trust.

7.7. TAXES

The Plan Administrator shall withhold or otherwise appropriately provide for all federal, state or local taxes that the Plan Administrator determines are required to be withheld or otherwise provided for from any payments made pursuant to this Article 7.

ARTICLE 8. - PLAN ADMINISTRATOR

8.1. PLAN ADMINISTRATION AND INTERPRETATION

The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits of any and all Participants. Any determinations may be made on a case-by-case basis or a plan wide basis, as determined by the Plan Administrator in its sole discretion, including all claims, demands and actions arising out of

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the provisions of the Plan of any Participant, beneficiary, deceased
Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant. Any individual who is a Participant and who is serving as Plan Administrator or part of a committee comprising the Plan Administrator will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the employer or the Trustee, or such other persons, as it sees fit. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.2. POWERS, DUTIES, PROCEDURES, ETC.

The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3. INDEMNIFICATION OF PLAN ADMINISTRATOR

The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE 9. - AMENDMENT AND TERMINATION

9.1. AMENDMENTS

The Employer shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on the employer's behalf by its duly authorized officer.

9.2. TERMINATION OF PLAN

This Plan is strictly a voluntary undertaking on the part of the employer and shall not be deemed to constitute a contract between the Employer and any eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of the services by any eligible employee (or other employee). The employer reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on the Employer's behalf by its duly authorized officer. Upon termination, the employer may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their beneficiaries) all of the Participant's Account attributable to Elective Deferrals and any earnings attributable thereto, reduced by losses, if any, and the vested portion of any Additional Employer Contributions and earnings attributable thereto, reduced by losses, if any,. After Participants and their

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beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Trust shall be returned to the Employer.

9.3. EXISTING RIGHTS

No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to all of the Participant's Account attributable to Elective Deferrals and any earnings attributable thereto, reduced by losses, if any, and the vested portion of any Additional Employer Contributions and earnings attributable thereto, reduced by losses, if any, on the date of such amendment or termination.

ARTICLE 10. - MISCELLANEOUS

10.1. PARTICIPANTS ARE UNSECURED CREDITORS

The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of ERISA.

10.2. NON-ASSIGNABILITY

The benefits, payments, proceeds or claims of any Participant or beneficiary are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumberance, attachment, or garnishment by creditors of any Participant or any beneficiary of any Participant, nor shall any Participant or beneficiary have any right to anticipate, sell, transfer, assign, pledge, or encumber any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

10.3. LIMITATION OF PARTICIPANTS' RIGHTS

Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

10.4. PARTICIPANTS BOUND

Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

10.5. RECEIPT AND RELEASE

Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator the employer or the Trustee to follow the application of such funds.

10.6. GOVERNING LAW

The Plan shall be construed, administered, and governed in all respects under and by the laws of the Commonwealth of Massachusetts. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.7. HEADINGS AND SUBHEADINGS

Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

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           TRUST FOR THE ALPHA INDUSTRIES EXECUTIVE COMPENSATION PLAN

      This Agreement made this day of January 3, 1995 by and between Alpha Industries, Inc. ("Company") and Merrill Lynch, an Illinois corporation (Trustee);

      WHEREAS, Company has adopted a nonqualified deferred compensation Plan with the name "The Alpha Industries Executive Compensation Plan".

      WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan.

      WHEREAS, Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such time as specified in the Plan;

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974.

      WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

      Section 1. Establishment of Trust

      (a.) Company hereby deposits with Trustee in trust such cash and/or marketable securities, if any, listed in Appendix A, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

      (b.) The Trust hereby established is revocable; it shall become irrevocable upon a Change in Control, as defined herein.

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      (c.) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

      (d.) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

      (e.) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

      (f.) Trustee shall not be obligated to receive property unless prior thereto Trustee has agreed that such property is acceptable to Trustee and Trustee has received such reconciliation, allocation, investment or other information concerning, or representation with respect to, the property as Trustee may require. Trustee shall have no duty or authority to (a) require any deposits to be made under the Plan or to Trustee, (b) compute any amount to be deposited under the Plan to Trustee, or (c) determine whether amounts received by Trustee comply with the Plan. Assets of the Trust may, in Trustee's discretion, be held in an account with an affiliate of Trustee.

      Section 2. Accounting for and Payments to Plan Participants and Their Beneficiaries.

      (a.) At the request of the Company, the Trustee shall maintain and invest separate asset accounts corresponding to each participant, and such sub-accounts thereunder as may be requested by the Company. As of the last business day of each calendar quarter, the Trustee shall provide the Company with a statement of each participant's account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such account since the prior statement.

      (b.) With respect to each Plan participant Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Payment Schedule shall be delivered to Trustee not more than 30 business days not fewer than 15 business days prior to the first date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to Trustee not more than 30 days nor fewer than 15 days prior to the date on which the first payment is to be made in accordance with the changed Payment Schedule. Except as otherwise provided herein, Trustee shall make payments to Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company, it being understood among the parties hereto that (1) Company shall on a timely basis provide Trustee specific information as to the amount of taxes to be withheld and (2) Company shall be obligated to receive such withheld taxes from Trustee and properly pay and report such amounts to the appropriate taxing authorities.

      (c.) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

      (d.) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan, Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

      (e.) Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan, and shall not be liable for payments or Plan liabilities in excess of the value of the Trust's assets.

      Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

      (a.) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      (b.) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

      (1.) The Board of Directors and the Chief Executive Officer of Company (or, if there is no Chief Executive Officer, the highest ranking officer) shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall promptly notify Company of such allegation, shall determine whether Company is Insolvent, and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

      (2.) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

      (3.) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of The Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

      (4.) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

      (c.) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants provided for hereunder during any such period of discontinuance; provided that Company has given Trustee the information with respect to such payments made during the period of discontinuance prior to resumption of payments by Trustee.

      Section 4. Payments to Company.

      Except as provided in Section 3 hereof, after the Trust becomes irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

      Section 5. Investment Authority.

      (a.) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by Company unless an investment adviser has been appointed pursuant to Section 5(c) and voting authority has been delegated to such investment adviser.

      (b.) Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by Company in a non fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

      (c.) Trustee may appoint one or more investment advisers who are registered as investment advisers under the Investment Advisers Act of 1940, who may be affiliates of Trustee, to provide investment advice on a discretionary or non-discretionary basis with respect to all or a specified portion of the assets of the Trust.

      (d.) Only for the purpose of carrying out the directions of the Company, or the directions of one or more agents designated in writing by the Company to the Trustee, which agents may be designated with respect to a portion of the assets held by the Trustee, the Trustee, or Trustee's designee, is authorized and empowered:

      (1.) To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed and tangible or intangible);

      (2.) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or saving and loan association or other depository institution, including Trustee or any of its affiliates, provided with respect to such deposits with Trustee or an affiliate the deposits bear a reasonable interest rate;

      (3.) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

      (4.) To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payment of expenses, or the distribution of benefits;

      (5.) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

      (6.) To settle, compromise or abandon all claims and demands in favor of or against the Trust;

      (7.) To exercise all of the further rights, powers. options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which Trustee is incorporated as set forth above, so that the powers conferred upon Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto:

      (8.) To maintain accounts at, and execute transactions through, any brokerage or other firm, including any firm which is an affiliate of Trustee.

      (9.) to register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in an depository or clearing corporation;

      (10.) to make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

      (11.) generally to do all other acts necessary or appropriate for the protection of the property held by the Trust.

      Section 6. Additional Powers of Trustee. To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as trustee of the Trust, Trustee shall have the following additional powers and authority This is former subsection (b). to designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants ("Agents") as Trustee considers necessary or appropriate, any of whom may be an affiliate of Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation, provided that the Trustee shall not retain any Agent without the prior consent of the Company, unless either (i) there are exigent circumstances that require the action before it would be reasonably practical for the Trustee to first obtain the Company's approval, or
(ii) if the Company is insolvent, as provided in Section 3(a).

      Section 7. Disposition of Income.

      During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

      Section 8. Accounting by Trustee.

      (a.) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar year and within 90 days after removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Trustee may satisfy its obligation under this Section 8 by rendering to Company monthly statements setting forth the information required by this Section separately for the month covered by the statement.

      Section 9. Responsibility and Indemnity of Trustee.

      (a.) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan and this Trust and is given in writing by Company. Trustee shall also incur no liability to any person for any failure to act in the absence of direction, request or approval from Company which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

      (b.) Company hereby indemnifies Trustee and each of its affiliates (collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from Company or any designee of Company, or by reason of the Indemnified Party's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust, Company's obligations in the foregoing regard to be satisfied promptly by Company, provided such act or failure to act does not arise from the negligence, gross negligence, or willful misconduct of the Trustee. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

      (c.) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

      (d.) Trustee may hire agents, accounts, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

      (e.) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

      (f.) However, notwithstanding the provisions of Section 9(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

      (g.) Notwithstanding any powers to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

      Section 10. Compensation and Expenses of Trustee.

      Company shall pay all administrative expenses, but if not so paid, after written notice by Trustee to Company, the expenses shall be paid from the Trust.

      Section 11. Resignation and Removal of Trustee.

      (a.) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

      (b.) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

      (c.) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit, and provided that Trustee is provided assurance by Company reasonably satisfactory to Trustee that all fees and expenses reasonably anticipated will be paid.

      (d.) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date or resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

      (e.) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

      Section 12. Appointment of Successor.

      (a.) If Trustee resigns or is removed in accordance with Section 11(a) or
(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the fights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

      (b.) The successor Trustee need not examine the records and act of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

      Section 13. Amendment or Termination.

      (a.) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable since the Trust is irrevocable in accordance with Section 1(b) hereof.

      (b.) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

      (c.) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

      Section 14. Miscellaneous.

      (a.) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

      (b.) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

      (c.) This Trust Agreement shall be governed by and construed in accordance with the laws of the state in which Trustee is incorporated as set forth above.

      (d.) The provisions of Sections 2(d), 3(b)(3), 9(b) and 15 of this Agreement shall survive termination of this Agreement.

      (e.) The rights, duties, responsibilities, obligations and liabilities of Trustee are as set forth in this Trust Agreement, and no provision of the Plan or any other documents shall affect such rights, responsibilities, obligations an liabilities. If there is a conflict between provisions of the Plan and this Trust Agreement with respect to any subject involving Trustee including but not limited to the responsibility, authority, or powers of Trustee, the provisions of this Trust Agreement shall be controlling.

      (f.) For purposes of this Trust, Change of Control shall mean: The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

      Section 15. Arbitration.

      - Arbitration is final and binding on the parties.

      - The parties waiving their right to seek remedies in court, including the right to jury trial.

      - Pre-arbitration discovery is generally more limited than and different from court proceedings.

      - The arbitrators' award is not required to include factual findings or level reasoning and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.

      - The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

Company agrees that all controversies which may arise between Company and either or both the Trustee and its affiliate Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") in connection with the Trust, including, but not limited to, those involving any transactions, or the construction, performance, or breach of this or any other agreement between Company and either or both the Trustee and MLPF&S, whether entered into prior, on, or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this agreement shall be conducted only before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or arbitration facility provided by any other exchange of which MLPF&S is a member, the National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, and in accordance with its arbitration rules then in force. Company may elect in the first instance whether arbitration shall be conducted before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., other exchange of which MLPF&S is a member, the National Association of Securities Dealers. Inc. or the Municipal Securities Rulemaking Board, but if Company fails to make such election, by registered letter or telegram addressed to Merrill Lynch Trust Company, Employee Benefit Trust Operations, P.O. Box 30532, New Brunswick, New Jersey 08989-0532, before the expiration of five days after receipt of a written request from MLPF&S and/or the Trustee to make such election then MLPF&S and/or the Trustee may make such election. Judgment upon the award of arbitrators may be entered in any court, state or federal, having jurisdiction. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

      (i) the class certification is denied;

      (ii) the class is decertified; or

      (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

      Section 16. Effective Date.

The effective date of this Trust Agreement shall be January 3, 1995.

      IN WITNESS WHEREOF, Company and the Trustee have executed this Trust Agreement each by action of a duly authorized person,

      By signing this Agreement, the undersigned Company acknowledges (1) that, in accordance with Section 15 of this Agreement, Company is agreeing in advance to arbitrate any controversies which may arise with either or both the Trustee or LPF&S (2) receipt of a copy of this Agreement.

                        (Company) Alpha Industries, Inc.
                             -----------------------------------

                          By:
                             -----------------------------------

                        Name/Title: John A. Hanna, Jr./Treasurer
                             -----------------------------------

                        (Trustee)
                             -----------------------------------

                          By:
                             -----------------------------------

                        Name/Title: Chris Rosin/Trust Officer
                             -----------------------------------